UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2023

SEACOR Marine Holdings Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-37966	47-2564547
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12121 Wickchester Lane, Suite 500, Houston, TX	77079
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (346) 980-1700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	SMHI	New York Stock Exchange (“NYSE”)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

SMFH Credit Facility

On September 8, 2023, SEACOR Marine Holdings Inc. (the “Company”), as parent guarantor, SEACOR Marine Foreign Holdings Inc. (“SMFH”), as borrower, and certain other wholly-owned subsidiaries of the Company, as subsidiary guarantors, entered into a credit agreement providing for a $122.0 million senior secured term loan (the “SMFH Credit Facility” and such agreement, the “SMFH Credit Agreement”) with certain affiliates of EnTrust Global, as lenders, Kroll Agency Services, Limited, as facility agent, and Kroll Trustee Services Limited, as security trustee.

The proceeds of the SMFH Credit Facility are to be used to (x) refinance approximately $104.6 million of existing principal indebtedness comprised of: (a) $61.1 million incurred under that certain credit agreement originally dated September 26, 2018 with SMFH, as borrower, (b) $11.0 million incurred under that certain credit agreement originally dated July 5, 2018 with SEACOR 88 LLC and SEACOR 888 LLC, as borrowers, (c) $15.1 million incurred under that certain second amended and restated credit agreement originally dated December 31, 2021 with SEACOR Brave LLC, SEACOR Chief LLC, SEACOR Fearless LLC, SEACOR Courageous LLC and SEACOR Resolute LLC, as borrowers, (d) $13.7 million incurred under that certain financing related to that certain sale and purchase agreement dated May 31, 2020 with respect to the acquisition of 50% membership interest in SEACOR Offshore Delta LLC (formerly known as SEACOSCO Offshore LLC), and (e) $3.7 million incurred under that certain loan agreement dated February 25, 2021 with SEACOR Marine LLC as borrower, with respect to the acquisition of the SEACOR Tarahumara, a 2021 build 221’ platform support vessel, which payoff amount reflects a 7% discount to book value, (y) acquire 100% ownership of the Amy Clemons McCall, a 2014 build fast support vessel, currently operated under lease which will then be pledged as collateral under the SMFH Credit Facility, and (z) satisfy accrued and unpaid interest, fees, and general corporate purposes. The parties expect to fully drawdown the funds available under the SMFH Credit Facility in September 2023.

The SMFH Credit Facility matures on the fifth anniversary of the date of funding (the “Maturity Date”), with quarterly amortization of 2.5% of the initial loan advanced under the SMFH Credit Facility, with the remaining outstanding principal amount due on the Maturity Date. The SMFH Credit Facility bears interest at a fixed rate of 11.75% per annum.

The loan may be prepaid at any time in amounts of $1,000,000 or greater, subject to: (a) prior to the 12-month anniversary of funding, a premium equal to the remaining unpaid interest due over the first 15 months of the loan, and (b) after the 12-month anniversary of funding and prior to the 30-month anniversary of funding, a decreasing premium ranging from 3.00% to 1.00%.

The SMFH Credit Facility contains customary covenants for financings of this type including financial maintenance and restrictive covenants, such as the aggregate collateral vessel value to the sum of the outstanding principal amounts of the loans. The SMFH Credit Facility restricts the payment of dividends and distributions and the ability of the Borrowers to make certain investments, subject to important exceptions. In addition, the SMFH Credit Facility includes customary events of default.

In connection with the SMFH Credit Facility, the Company issued a guaranty with respect to the obligations of the Borrower under the SMFH Credit Agreement and related documents (the “SMFH Credit Facility Guaranty”). The SMFH Credit Facility Guaranty includes, among other customary covenants, various financial covenants, including (A) minimum Cash and Cash Equivalents (as defined in the SMFH Credit Facility) of the higher of $20.0 million and 7.5% of Net Interest-Bearing Debt (as defined in the SMFH Credit Agreement), (B) minimum Equity Ratio (as defined in the SMFH Credit Agreement) of 35%, (C) maximum Debt-to-Capitalization Ratio (as defined in the SMFH Credit Agreement) of 65%. The SMFH Credit Facility Guaranty also restricts the payment of dividends and distributions and includes certain restrictions on the prepayment of unsecured indebtedness.

The foregoing description of the SMFH Credit Agreement and the SMFH Credit Facility Guaranty does not purport to be complete and is qualified in its entirety by reference to the full text of the SMFH Credit Agreement, a copy of which is filed as Exhibit 10.1 hereto, and the full text of the SMFH Credit Facility Guaranty, a copy of which is filed as Exhibit 10.2 hereto, and the terms of each of which are incorporated herein by reference.

A&R SEACOR Alpine Credit Facility Guaranty

On September 8, 2023, the Company entered into an amended and restated guaranty (“A&R SEACOR Alpine Credit Facility Guaranty”) with respect to the obligations under that certain $28.0 million senior secured term loan facility, dated June 16, 2023, by and among the Company, as a guarantor, SEACOR Marine Alpine LLC, as a guarantor, SEACOR Alps LLC, SEACOR Andes LLC, and SEACOR Atlas LLC, as borrowers, each a wholly-owned subsidiary of the Company, and Mountain Supply LLC, an affiliate of Hudson Structured Capital Management, as lender, facility agent and security trustee (the “SEACOR Alpine Credit Facility”). The A&R SEACOR Alpine Credit Facility Guaranty aligns the financial covenants and conditions relating to the payment of dividends and distributions reflected therein with those reflected in the SMFH Credit Facility Guaranty described above.

The foregoing description of the A&R SEACOR Alpine Credit Facility Guaranty does not purport to be complete and is qualified in its entirety by reference to the full text of the A&R SEACOR Alpine Credit Facility Guaranty, a copy of which is filed as Exhibit 10.3 hereto, and the terms of each of which are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On September 11, 2023, the Company issued a press release announcing the execution of the SMFH Credit Facility. The press release is attached as Exhibit 99.1 hereto and is incorporated in this Item 7.01 by reference.

Item 9.01	Financial Statement and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Credit Agreement, dated as of September 8, 2023, by and among SEACOR Marine Foreign Holdings Inc., SEACOR Marine Holdings Inc., the entities identified on Schedule 1-A thereto as subsidiary guarantors, the lenders identified on Schedule 1-B thereto, Kroll Agency Services Limited, and Kroll Trustee Services Limited.

10.2	Guaranty, dated as of September 8, 2023, by SEACOR Marine Holdings Inc. in favor of Kroll Trustee Services Limited.

10.3	Amended and Restated Guaranty, dated as of September 8, 2023, by SEACOR Marine Holdings Inc. in favor of Mountain Supply LLC.

99.1	Press Release of SEACOR Marine Holdings Inc. dated September 11, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEACOR Marine Holdings Inc.

September 11, 2023	By:	/s/ John Gellert
	Name:	John Gellert
	Title:	President and Chief Executive Officer